Exhibit 21.1

Subsidiaries of AVINTIV Inc.

Name	Jurisdiction of Incorporation/Organization
AVINTIV Acquisition Corporation	Delaware
AVINTIV Specialty Materials Inc.	Delaware
Boddingtons International Limited	United Kingdom
Bonlam Holdings B.V.	Netherlands
Bonlam, S.A. de C.V.	Mexico
Chicopee Asia, Limited	China
Chicopee Holdings B.V.	Netherlands
Chicopee Holdings C.V.	Netherlands
Chicopee, Inc.	Delaware
Companhai Providencia Industria e Comercio	Brazil
Cordustex (PTY) Limited	South Africa
Cordustex Manufacturing (PTY) Limited	South Africa
Difco Performance Fabrics Inc.	Canada
Dominion Textile (USA), L.L.C.	Delaware
Dominion Textile Inc.	Canada
Dominion Textile Mauritius Inc.	Mauritius
Dounor, SAS	France
DT Acquisition Inc.	Canada
Fabrene, Inc.	Canada
Fabrene, L.L.C.	Delaware
Fiberweb (Tianjin) Specialty Nonwovens Company Limited	China
Fiberweb Aschersleben GmbH	Germany
Fiberweb Asia Pacific Limited	Hong Kong
Fiberweb Berlin GmbH	Germany
Fiberweb France SAS	France
Fiberweb Geo GmbH	Germany
Fiberweb Geos, Inc.	Virginia
Fiberweb Geosynthetics Limited	United Kingdom
Fiberweb Geosynthetiques Sarl	France
Fiberweb Holding Deutschland GmbH	Germany
Fiberweb Holdings, Inc.	Delaware
Fiberweb Holdings, Ltd	United Kingdom
Fiberweb Industrial Textiles Corporation	Delaware
Fiberweb Italia SpA	Italy
Fiberweb Joint Venture 1 Limited	United Kingdom
Fiberweb Joint Venture 2 Limited	United Kingdom
Fiberweb Ltd.	United Kingdom
Fiberweb Technical Fabrics (Shanghai) Company Limited	China

Fiberweb Terno d’isola Srl	Italy
Fiberweb UK Limited	United Kingdom
Fiberweb US Holdings Limited	United Kingdom
Fiberweb USA Holdings, Inc.	Delaware
Fiberweb Washougal, Inc.	Delaware
Fiberweb, Inc.	South Carolina
Geca-Tapes B V	Netherlands
Korma SpA	Italy
Nanhai Nanxin Non-Woven Co. Ltd.	China
Old Hickory Steamworks, LLC	Delaware
PGI Acquisition Limited	United Kingdom
PGI Argentina S.A.	Argentina
PGI Colombia LTDA	Colombia
PGI Europe, Inc.	Delaware
PGI France Holdings SAS	France
PGI France SAS	France
PGI Holdings B.V.	Netherlands
PGI Netherlands Holdings (No. 2) BV	Netherlands
PGI Netherlands Holdings B.V.	Netherlands
PGI Non-Woven (Foshan) Co., Ltd.	China
PGI Nonwovens (China) Co., Ltd.	China
PGI Nonwovens (Mauritius)	Mauritius
PGI Nonwovens B.V.	Netherlands
PGI Nonwovens Germany GmbH	Germany
PGI Nonwovens Limited	United Kingdom
PGI Polimeros Do Brasil S.A.	Brazil
PGI Polymer, Inc.	Delaware
PGI Spain S. L.U.	Spain
Polymer Group Holdings C.V.	Netherlands
Pristine Brands Corporation	Delaware
Providencia USA, Inc.	North Carolina
SCI Vertuquet	France
Terram Defencell Limited	United Kingdom
Terram Geosynthetics Private Limited	India
Terram Limited	United Kingdom
Tesalca Polska SP. Z0.0	Poland
Tubex Limited	United Kingdom

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